Exhibit 4.1

EXECUTION VERSION

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (“THE ACT”) OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE (THE “LAWS”). THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION AND QUALIFICATION OF THESE SECURITIES UNDER THE ACT AND THE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THE ACT AND THE LAWS.

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Warrant”) is entered into and effective on April 20, 2026 (the “Effective Date”), by and between Howard Hughes Holdings Inc., a Delaware corporation (the “Company”), and MGFT Investments LLC, a Delaware limited liability company, solely owned and controlled by a trust for the benefit of certain members of Marc Grandisson’s family (such entity, the “Warrantholder” and Marc Grandisson, the “Manager”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Warrant, the Company and the Warrantholder certify and agree as follows:

1.             Purchase of the Right to Purchase Stock. On the terms and subject to the conditions set forth in this Warrant, on the Effective Date, the Company shall grant and sell to Warrantholder, and the Warrantholder shall purchase, a warrant (the “Warrant”) to purchase from the Company, at Warrantholder’s option, 1,131,273 shares (the “Warrant Shares”) of the common stock of the Company, par value $0.01 per share (“Common Stock”), at the exercise price of $100.00 per Warrant Share (the “Exercise Price”). The purchase price for the Warrant paid by Warrantholder to the Company shall be an amount in cash equal to the product of (i) $8.84 and (ii) the number of Warrant Shares granted pursuant to this Warrant as of the Effective Date.

2.             Exercise Period. This Warrant may only be exercised with respect to all or a portion of the Warrant Shares on or after the fourth (4th) year anniversary of the Effective Date (the “Initial Exercise Date”) and on or prior to the fifth (5th) anniversary of the Effective Date (the “Expiration Date”), after which date this Warrant shall terminate as to any unexercised portion hereof.

3.             Manner of Exercise.

(a)            Notice of Exercise. This Warrant may only be exercised by the Warrantholder during the Company’s normal business hours on any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York, New York are authorized by law to be closed (a “Business Day”), by surrender of this Warrant to the Company at its office, accompanied by a written exercise notice in the form attached as Annex A to this Warrant (the “Notice of Exercise”) duly executed by the Warrantholder, together with the payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares purchased upon exercise of this Warrant (“Aggregate Exercise Price”). Upon surrender of this Warrant, the Company shall cancel this Warrant document and shall, in the event of partial exercise, replace it with a new Warrant document in accordance with Section 6 below.

(b)            Purchase of Warrant Shares. Except as provided for in Section 3(c), each exercise of this Warrant must be accompanied by payment in full of the Aggregate Exercise Price in cash by check or wire transfer in immediately available funds.

(c)            Exchange of Warrant Shares. If the Warrantholder elects the exchange option, the Warrantholder shall be entitled (without cash payment) to receive that number of Warrant Shares having an aggregate Market Value (determined pursuant to Section 3(c)(i)) on the date of exercise equal to the difference between the Market Value of the number of Warrant Shares exercised and the aggregate Exercise Price thereof.

(i)             As used herein, “Market Value” means, as of any particular date, the average of the daily volume-weighted average trading prices of the Common Stock during the thirty (30) consecutive trading days ending on the trading day prior to the day as of which “Market Value” is being determined.

(ii)            For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood, and acknowledged that the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction as described in this Section 3(c) shall be deemed to have been acquired at the time this Warrant was issued. Moreover, it is intended, understood, and acknowledged that the holding period for the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction as described in this Section 3(c) above shall be deemed to have commenced on the date this Warrant was issued.

4.             Limitations on Exercise. Notwithstanding anything to the contrary, if the Warrantholder is prohibited from exercising this Warrant, in whole or in part, due to the necessity of obtaining any required governmental or regulatory approval in connection with such exercise (including under the Hart-Scott-Rodino Act, applicable insurance laws, or other applicable law), and the Warrantholder is using reasonable best efforts to obtain such approval, then the Expiration Date shall be extended on a day-for-day basis for the period during which such prohibition is in effect; provided, that such extension shall not exceed eighteen (18) months. The Company shall use reasonable best efforts to cooperate with the Warrantholder in connection with obtaining any such approval.

5.             Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been duly surrendered to the Company as provided in Section 3, and, at such time, the Warrantholder in whose name any certificate or certificates for Warrant Shares shall be issuable upon exercise as provided in Section 6 shall be deemed to have become the holders of record of the number of Warrant Shares purchased upon exercise of this Warrant.

6.             Delivery of Common Stock Certificates. As soon as reasonably practicable after each exercise of this Warrant, in whole or in part, and in any event within five (5) Business Days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the Warrantholder hereof or, as the Warrantholder (upon payment by the Warrantholder of any applicable transfer taxes) may direct (i) a certificate or certificates (with appropriate restrictive legends, as applicable) for the number of duly authorized, validly issued, fully paid and non-assessable Warrant Shares to which the Warrantholder shall be entitled upon exercise or (ii) an electronic transmission of the fully paid and non-assessable Warrant Shares to which the Warrantholder shall be entitled upon exercise by crediting the account of the Warrantholder’s prime broker with the Depository Trust Company (“DTC”), through its Deposit/Withdrawal at Custodian (“DWAC”) system, as specified in the relevant Notice of Exercise. In the event of a partial exercise of the Warrant, a new Warrant document of like tenor, dated the date hereof, for the remaining number of Warrant Shares issuable upon exercise of this Warrant after giving effect to the partial exercise of this Warrant (including the delivery of any Warrant Shares as payment of the Exercise Price for such partial exercise of this Warrant).

7.             Reservation of Shares. For so long as the Warrant remains outstanding, the Company shall at all times have authorized and reserved a sufficient number of shares of its Common Stock as provided in this Warrant.

8.             No Rights as Shareholder. This Warrant does not entitle Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the issuance of a stock certificate representing the Warrant Shares.

9.             Transferability.

(a)              The Warrant may not be sold, pledged, hedged, assigned or transferred in any manner without the written consent of the Company, prior to the Initial Exercise Date after which such restrictions shall no longer apply; provided, however, that the Warrantholder may otherwise sell, pledge, assign or transfer the Warrant, on or after the Effective Date and on or prior to the Expiration Date, to (i) the estate of the Manager, (ii) the spouse, children, grandchildren or spouse of such children or grandchildren of Manager or to trusts for the benefit of the Manager or such persons, (iii) any entity wholly-owned by the Manager, (iv) any charitable remainder trust, charitable lead trust or donor-advised fund established by the Manager, and (v) any revocable trust of the Manager (which, for the avoidance of doubt, may be revoked and the Warrant reassigned to the Warrantholder without further action of the Company), in each case if the transferee agrees to be subject to the terms hereof. (each a “Permitted Transferee”). Neither Warrantholder nor any Permitted Transferee may hedge or enter into any derivative or other transaction with respect of the Warrant Shares prior to the Initial Exercise Date.

(b)            Subject to applicable securities laws and Section 9(a) of this Warrant, if this Warrant is to be transferred by the Warrantholder, the Warrantholder shall surrender this Warrant to the Company or its transfer agent, as directed by the Company, together with all applicable transfer taxes, whereupon the Company will, or will cause its transfer agent to, forthwith issue and deliver upon the order of the Warrantholder a new Warrant, registered as the Warrantholder may request, representing the right to purchase the number of Warrant Shares being transferred by the Warrantholder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant to the Warrantholder representing the right to purchase the number of Warrant Shares not being transferred.

10.           Adjustments of Exercise Price and Number of Warrant Shares. The number and character of Warrant Shares issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Exercise Price therefor shall be subject to such adjustments as the Board determines in good faith to be necessary to realize the intent of this Warrant, upon the occurrence of the following events:

(a)            Adjustment for Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity, (ii) the Company effects any sale to another Person of all or substantially all of its assets in one transaction or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another Person), holders of capital stock tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement but not including any underwritten offering, registered direct offering, private placement or other transaction with the primary purpose of financing or fund raising for the Company) with another Person whereby such other Person acquires more than the 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction), or (v) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 10(b)) (in any such case, a “Fundamental Transaction”), then upon such Fundamental Transaction the Warrantholder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not effect any Fundamental Transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another Person unless (x) the Alternate Consideration is solely cash and the Company provides for the simultaneous cashless exercise of this Warrant pursuant to Section 3(c) or (y) prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity, ultimate parent (if the Company is a subsidiary of another Person) or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Warrantholder such Alternate Consideration as, in accordance with the foregoing provisions, the Warrantholder may be entitled to receive, and the other obligations under this Warrant. The provisions of this Section 10(a) shall similarly apply to subsequent transactions analogous of a Fundamental Transaction type.

(b)            Adjustment for Stock Splits, Stock Dividends, Recapitalization, etc. The Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall each be proportionally adjusted, as determined by the Board in good faith, to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization (not otherwise covered by Section 10(a)) or other similar event affecting the number of outstanding Shares that occurs after the date of the Warrant. If the Company shall declare or make any dividend or other distribution to all holders of Common Stock of any securities, assets, property, rights or equity interests, including any distribution of shares of capital stock or similar equity interests of or relating to any of the Company's subsidiaries or other business units, then upon exercise of this Warrant following such distribution, the Warrantholder shall be entitled to receive, in addition to the Warrant Shares and without payment of any additional consideration, the amount and kind of such securities, assets, property, rights or equity interests that the Warrantholder would have received if the Warrantholder had been the holder of record of the Warrant Shares issuable upon exercise of this Warrant immediately prior to the record date for such distribution.

(c)            Certain Issuances of Common Stock or Convertible Securities. If the Company shall issue shares of Common Stock (or rights or warrants or other securities exercisable, convertible or exchangeable ) for shares of Common Stock (collectively, “Convertible Securities”) (other than in Permitted Transactions or in a transaction to which Section 10(a) applies) without consideration or at a consideration per share (or having a conversion price per share) that is less than 90% of the Market Value as of the last trading day preceding the date of the agreement on pricing such shares (or convertible securities) then, in such event:

(i)             the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (A) the numerator of which shall be the sum of (1) the number of shares of Common Stock of the Company outstanding on such date and (2) the number of additional shares of Common Stock issued (or into which convertible securities may be exercised or convert) and (B) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into which convertible securities may be exercised or convert) would purchase at the Market Value on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities); and

(ii)            the Exercise Price payable upon exercise of the Warrant shall be adjusted by multiplying such Exercise Price in effect immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant prior to such date and the denominator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant immediately after the adjustment described in clause (A) above.

For purposes of the foregoing, the aggregate consideration receivable by the Company in connection with the issuance of such shares of Common Stock or Convertible Securities shall be deemed to be equal to the sum of the offering price of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such Convertible Securities into shares of Common Stock; and “Permitted Transactions” shall mean issuances (i) as consideration for or to fund the acquisition of businesses, and/or related assets, (ii) in connection with employee benefit plans and compensation related arrangements approved by the Board and (iii) in connection with a broadly marketed offering and sale of Common Stock or convertible securities for cash conducted by the Company or its affiliates on customary market terms. Any adjustment made pursuant to this Section 10(c) shall become effective immediately upon the date of such issuance.

(d)            Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding any distribution for which adjustment is otherwise provided in this Section 10), in each such case, the Exercise Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (i) the Market Value of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way on the New York Stock Exchange without the right to receive such distribution, minus the amount of cash or the Fair Market Value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock (the “Per Share Fair Market Value”) divided by (ii) such Market Value on such date specified in clause (i); such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (A) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (b) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(e)            Certificate as to Adjustment. As promptly as reasonably practicable following any adjustment of the Exercise Price or other adjustments pursuant to this Section 10, but in any event not later than fifteen (15) Business Days thereafter, the Company shall furnish to the Warrantholder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

11.           Other Adjustments. Except as provided in Section 10, no adjustment on account of cash dividends or interest on Common Stock will be made upon the exercise hereof.

12.           No Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of common stock on the date of exercise, as determined in good faith by the Board.

13.           Representations and Warranties of Warrantholder. The Warrantholder represents and warrants as follows:

(a)        The Warrantholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full limited liability company power and authority to enter into and to consummate the transactions contemplated by this Warrant and otherwise to carry out its obligations hereunder. The execution and delivery of this Warrant has been duly authorized by all necessary limited liability company action on the part of the Warrentholder and when delivered by the Warrantholder in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Warrantholder, enforceable against it in accordance with its terms, except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

(b)           The Warrantholder has had adequate opportunity to obtain publicly available information concerning the business of the Company. The Company does not have any obligation to update Warrantholder or the Manager with any material non-public information of which it may become aware after the date hereof. The Warrantholder and the Manager have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company, is able to bear the risks of an investment in the Company and understands the risks of, and other considerations relating to, the purchase of the Warrant Shares.

(c)           Any securities to be acquired hereunder are being acquired by the Warrantholder for the Warrantholder’s own account for investment purposes only and not with a view to resale or distribution.

(d)           Warrantholder has by reason of Warrantholder’s, including that of the Manager, business or financial experience, or the business or financial experience of their professional advisors who are unaffiliated with and who are not compensated by the Company, directly or indirectly, have the capacity to protect their own interests in connection with any purchase of the Company’s securities.

(e)            This Warrant and any Warrant Shares are being acquired in a privately negotiated transaction and have not been offered or sold to the Warrantholder by means of any general solicitation or general advertisement. Warrantholder is not aware of the publication of any advertisement in connection with the offer or sale of the Warrant Shares.

(f)            The Warrantholder understands that the Warrant Shares have not been registered under the Securities Act of 1933, as amended (“the Act”), the securities laws of any state thereof or the securities laws of any other jurisdiction, nor is such registration contemplated. The Warrantholder understands and agrees further that the Warrant Shares must be held indefinitely unless they are subsequently registered under the Securities Act and appropriate state securities laws or an exemption from registration under the Securities Act and appropriate state securities laws covering the sale of the Warrant Shares as applicable, is available. The Warrantholder understands that legends stating that the Warrant Shares has not been registered under the Securities Act and state securities laws and setting out or referring to the restrictions on the transferability and resale of the Warrant Shares will be placed on the certificates representing the Warrant Shares. The Warrantholder’s overall commitment to the Company and other investments that are not readily marketable is not disproportionate to the Manager’s net worth and the Warrantholder and Warrantholder and Manager have no need for immediate liquidity in the Warrantholder’s investment in the Company.

(g)           The Warrantholder has had the opportunity to review the Company’s public reports filed with the Securities and Exchange Commission (the “SEC Filings”). The Warrantholder has not been furnished any information other than the SEC Filings and is not relying on any information, representation or warranty by the Company or any of its affiliates or agents, other than information contained in the SEC Filings, in determining whether to purchase any of the Company’s securities.

(h)           The Warrantholder understands that certain forward-looking statements that may be contained in the SEC Filings by their nature involve significant elements of subjective judgment and analysis that may or may not be correct; that there can be no assurance that such forward-looking statements will be accurate; and that such forward-looking statements should not be relied on as a promise or representation of the future performance of the Company.

(i)             The Warrantholder has consulted to the extent deemed appropriate by the Warrantholder with the Warrantholder’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Company and on that basis believes that an investment in the Company is suitable and appropriate for the Warrantholder.

(j)             The Warrantholder has the legal capacity and all requisite authority to purchase the Warrant Shares and to perform all the obligations required to be performed by the Warrantholder hereunder. Such execution, delivery and compliance by or on behalf of the Warrantholder does not conflict with, or constitute a default under, any instruments to which the Warrantholder is bound, any law, regulation or order to which the Warrantholder is subject, or any agreement to which the Warrantholder is a party or by which the Warrantholder is or may be bound.

(k)           The Warrantholder acknowledges that legal counsel to the Company does not represent the Warrantholder or Manager, and that legal counsel to the Company shall owe no duties directly to the Warrantholder or Manager. The Warrantholder acknowledges that legal counsel to the Company has not represented the interests of Warrantholder or Manager, or any documents or agreements related to the investment, including this Warrant. The Warrantholder and Manager represent and warrant that neither has revealed or disclosed any confidential information to legal counsel to the Company, and that Warrantholder has engaged independent legal counsel to represent them with respect to the investment.

(l)             The Warrantholder is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

(m)           Warrantholder acknowledges that Company has given Warrantholder nor Manager any tax advice regarding the Warrant.

14.            Representations and Warranties. The Company hereby represents and warrants, to and for the benefit of the Warrantholder, as follows:

(a)            Company Duly Organized. Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all necessary power and authority to perform its obligations under this Warrant;

(b)            Warrant Duly Authorized. The execution, delivery and performance of this Warrant has been duly authorized by all necessary actions on the part of Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

(c)            No Conflicts. This Warrant does not violate and is not in conflict with any of the provisions of the Company’s Certificate of Incorporation or Bylaws; and

(d)            Issuance of Warrant Shares. The Company covenants that all Warrant Shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be duly authorized, validly issued, fully paid and nonassessable and free from all liens and charges in respect of the issue thereof. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for securities of the Company upon the exercise of this Warrant.

15.           Registration Rights.

(a)            Piggyback Registration Rights.  If at any time on or after the Initial Exercise Date the Company proposes to register any of its equity securities under the Securities Act of 1933 (other than on Form S-4 or Form S-8 or any successor form), whether for its own account or for the account of any other holder, the Company shall give prompt written notice to the Warrantholder and, upon the written request of the Warrantholder delivered within five (5) Business Days thereafter, include in such registration all Warrant Shares that the Warrantholder requests to be included, on the same terms and conditions as the securities otherwise being sold in such registration. If the managing underwriter advises the Company in writing that the inclusion of all such shares in the registration would materially and adversely affect the offering, the managing underwriter of any underwritten offering shall have the right to limit the number of shares to be included in the following order of priority: (i) first, all securities of the Company being sold by the Company for its own account; (ii) second, all shares requested to be included by the holders and securities of the Company being sold by any person with similar piggyback registration rights, pro rata, based on the number of shares requested to be included in such registration by such holders and such Persons; and (iii) third, among any other holders of securities of the Company requesting such registration, pro rata, based on the number of securities requested to be included in such registration by each such holder.

(b)            Procedure and Expenses. All registration expenses (other than underwriting discounts and commissions and transfer taxes attributable to the sale of the Warrant Shares by the Warrantholder) shall be borne by the Company. The Company and the Warrantholder shall execute a customary Registration Rights Agreement containing customary mutual indemnification, contribution, holdback, market standoff and cooperation provisions, substantially consistent with the Registration Rights Agreement entered into between the Company and Pershing Square Holdco, L.P. on May 5, 2025, which upon execution and delivery will supersede this Section 16.

16.           Miscellaneous.

(a)            Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of laws, rules or provisions. All parties hereby consent to the exclusive venue and jurisdiction of the Delaware Court of Chancery (or, if such court does not have subject matter jurisdiction, the state courts of Delaware or the United States District Court for the District of Delaware) for any and all claims arising from or related to this Warrant. The Parties agree not to commence any suit, action or other proceeding arising out of or based upon this Warrant except in the Delaware Court of Chancery (or, if such court does not have subject matter jurisdiction, the state courts of Delaware or the United States District Court for the District of Delaware), and hereby waive and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Warrant or the subject matter hereof may not be enforced in or by such court.

(b)            Waiver of Jury Trial. All parties acknowledge and agree that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant.

(c)            Entire Agreement. This Warrant constitutes the final, complete and exclusive agreement between the parties pertaining to the subject of this Warrant. None of the provisions of this Warrant shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. Any changes or supplements to this Warrant must be in writing and signed by both of the parties.

(d)            Assignment. This Warrant shall be binding on, and shall inure to the benefit of, the parties and their respective heirs, legal representatives, successors and permitted assigns. Any assignment of the Warrant by Warrantholder shall be subject to receipt of the prior written consent of the Company and the assignee agreeing to all of the representations, warranties and covenants contained herein.

(e)            Notices. All notices, requests, demands or other communications that are required or permitted under this Warrant shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to a party or three (3) days after being deposited in the United States mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the others in accordance with this Section 15(e) of a change of address:

if to the Company, to:

Howard Hughes Holdings Inc.

9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77380

Attention:      Joseph Valane

Email:              Joseph.Valane@howardhughes.com

if to the Warrantholder, to:

MGFT Investments LLC

c/o Sarah Constantine

Arnold & Porter Kaye Scholer LLP

250 West 55th Street

New York, NY 10538

with a copy (which shall not constitute notice) to:

Sterlington PLLC

Attention:      Jeremy L. Goldstein

Email:              jeremy.goldstein@sterlingtonlaw.com

Email:              notices@sterlingtonlaw.com

(f)             Cost and Expenses of Enforcement. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Warrant, the successful or prevailing party or parties shall be entitled to recover attorneys’ fees and other costs incurred in or associated with that action or proceeding, in addition to any other relief to which such party may be entitled.

(g)            Severability. In the event that any one or more of the provisions contained in this Warrant or in any other document referenced in this Warrant, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant or any other such document.

(h)            Time is of the Essence. Time is of the essence in construing each provision of this Warrant.

(i)             Interpretation. The headings set forth in this Warrant are for convenience only and shall not be used in interpreting this Warrant. The parties acknowledge that each party has reviewed and revised, or have had an opportunity to review and revise, this Warrant. Therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Warrant.

(j)             Counterparts. This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. A faxed signature shall be as valid as an originally executed signature

IN WITNESS WHEREOF, the parties have caused this Warrant to be executed as of the Effective Date.

COMPANY:

HOWARD HUGHES HOLDINGS INC.

By
	Name:	Joseph Valane
	Title:	General Counsel & Secretary

WARRANTHOLDER:

MGFT INVESTMENTS, LLC

By
	Name:	Marc Grandisson
	Title:	Manager

[Signature Page to Warrant Agreement]

Exhibit A

Notice of Exercise

[To be executed only upon exercise of Warrant]

To HOWARD HUGHES HOLDINGS INC.:

The undersigned registered Warrantholder of the within Warrant hereby irrevocably exercises the Warrant pursuant to the terms of the Warrant with respect to [_____] Warrant Shares, at an exercise price of $100.00 per share, and requests that the certificates for such Warrant Shares be issued in the name of and delivered to:

The undersigned is hereby making payment for the Warrant Shares in the following manner:

[check one]

☐ by cash in accordance with Section 3(b) of the Warrant

☐ via cashless exercise in accordance with Section 3(c) of the Warrant in the following manner:

The undersigned hereby represents and warrants that it is, and has been since its acquisition of the Warrant, the record and beneficial owner of the Warrant.

______________________________(Signature)

______________________________(Date)

Print or Type Name

______________________________

(Signature must conform in all respects to name of Warrantholder as specified on the face of Warrant)

_______________________________________________(Street Address)

_______________________________________________(City) (State) (Zip Code)

Exhibit A